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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Alpha Security Group Corporation


We hereby consent to the use, in this Registration Statement on Form S-1, of our report dated August 11, 2005, on the financial statements of Alpha Security Group Corp. (a corporation in the development stage) as of July 18, 2005 and for the period from April 20, 2005 (inception) to July 18, 2005, which appears in such Registration Statement. We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.



/S/GOLDSTEIN GOLUB KESSLER LLP
New York, New York

August 31, 2005